EXHIBIT NO. 23.3
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                                                                    Exhibit 23.3




                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS



As independent petroleum engineers, we hereby consent to the incorporation by reference in this registration statement on Form S-3 of our report dated March 21, 1995, used in Comstock Resources, Inc.'s Form 10-K for the year ended December 31, 1994, and our report dated August 31, 1995, used in Comstock Resources, Inc.'s Form 8-K, as amended by Form 8-K/A dated September 22, 1995, and to all references to our Firm included in this registration statement.




                                       LEE KEELING & ASSOCIATES, INC.




Tulsa, Oklahoma
October 2, 1995